                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August
                                              ---------
20, 1998, is entered into by and among Oracle Corporation, a Delaware corporation ("Parent"), AQX Acquisition Corporation, a Delaware corporation and
              ------
a wholly owned subsidiary of Parent (the "Purchaser"), and Versatility Inc., a
                                          ---------
Delaware corporation (the "Company").
                           -------

                                    RECITALS
                                    --------

     A. The Boards of Directors of the Company and the Purchaser deem it advisable and in the best interests of the stockholders of such corporations to effect the merger (the "Merger") of the Purchaser with and into the Company, all
                        ------
pursuant to this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL").
                      ----

     B. As a condition and inducement to Parent's and the Purchaser's willingness to enter into this Agreement, upon the execution and delivery of this Agreement, (i) Ronald R. Charnock, Marcus Heth, Keith Roberts, Edison Venture Fund, Noro Mosley Partners and Ernie Connon are simultaneously entering into and delivering support agreements in the form attached hereto as Exhibit A (collectively, the "Support Agreements"), and (ii) the Company and Parent are
                    ------------------
entering into a license agreement (the "License Agreement") in  the form
                                        -----------------
attached hereto as Exhibit B.

     The parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER


     1.1  MERGER.
          ------

          (a) At the Effective Time (as defined in Section 1.1(b) below) and subject to the terms and conditions hereof and the provisions of the DGCL, the Purchaser will be merged with and into the Company in accordance with the DGCL, the separate existence of the Purchaser shall thereupon cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The
                                                  ---------------------
Purchaser and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations."
     ------------------------

          (b) Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after the Stockholders' Meeting (as defined in Section 4.2), if any, by duly filing a certificate of merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall be effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the certificate of merger (the "Effective Time"). Prior to such filing, a closing
                            --------------
shall take place at the offices of Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions contained in Article VI hereof. The date on which such closing shall occur is referred to herein as the "Closing Date."
                                          ------------

          (c) The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to and responsible for all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Section 259 of the DGCL.


     1.2  CONVERSION OF SHARES.  At the Effective Time and by virtue of the
          --------------------
Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

          (a) Each share of Common Stock of the Company, par value $.01 per share (the "Common Stock") issued and outstanding immediately prior to the
            ------------
Effective Time (collectively, the "Shares") (other than (i) Shares to be
                                   ------
canceled pursuant to Section 1.2(b) below and (ii) Dissenting Shares (as defined in Section 1.4)) shall be converted into the right to receive in cash an amount per Share equal to $1.50 (the "Merger Price");
                               ------------

          (b) Each Share held in the treasury of the Company and each Share owned by Parent, the Purchaser or the Company, or by any direct or indirect wholly owned subsidiary of any of them, shall be canceled and retired without payment of any consideration therefor; and

          (c) Each share of common stock, par value $0.001 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.


     1.3  EXCHANGE OF CERTIFICATES.
          ------------------------

          (a) From and after the Effective Time, a bank or trust company to be designated by Parent shall act as exchange agent (the "Exchange Agent") in
                                                       --------------
effecting the exchange of the Merger Price for certificates which prior to the Effective Time represented Shares and which as of the Effective Time represent the right to receive the Merger Price (the "Certificates"). Promptly after the
                                            ------------
Effective Time, the Exchange Agent shall mail to each record holder of Certificates a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Price therefor in a form approved by Parent and the Company. At or prior to the Effective Time, the Purchaser shall deposit in trust with the Exchange Agent immediately available funds in an amount sufficient to pay the Merger Price for all such Shares to the Company's stockholders as contemplated by this Section 2.3. Upon the surrender of each Certificate and the issuance and delivery by the Exchange Agent of the Merger Price for the Shares represented thereby in exchange therefor, the Certificate shall forthwith be canceled. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Price for the Shares represented thereby, without any interest thereon. Upon the surrender and exchange of such an outstanding Certificate, the holder thereof shall receive the Merger Price multiplied by the number of Shares represented by such Certificate, without any interest thereon. If any cash is to be paid to a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Certificates for any part of the Merger Price payments made to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (b) Promptly following the first anniversary of the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Price for such Shares, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company except for the right to surrender such Certificates in exchange for the Merger Price for such Shares or to perfect their right of appraisal with respect to their Shares pursuant to the applicable provisions of the DGCL and Section 1.4 below, and there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Shares that were outstanding immediately prior to the Merger.


     1.4  DISSENTING SHARES.
          -----------------

          (a) Notwithstanding the provisions of Section 1.2 or any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who shall have properly demanded appraisal of such Shares in accordance with the DGCL ("Dissenting Shares") shall not be converted into the right to receive the
       -----------------
Merger Price at the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares (a "Dissenting Stockholder") shall have so failed to
                                ----------------------
perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Shares shall be converted into and represent solely the right to receive the Merger Price, without any interest thereon, as provided in Section 1.2.

          (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and received by the Company, and (ii) the opportunity to control all negotiations and proceedings with respect to such demands for appraisal. The

Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.


     1.5  CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.
          --------------------------------------------------------------------

          (a) At the Effective Time the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided,
                                                                  --------
however, that Article I of the Certificate of Incorporation of the Surviving
-------
Corporation shall be amended to read as follows: "The name of the corporation is [Company Name]."

          (b) At the Effective Time the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.


     1.6  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective
          ---------------------------------------------------
Time, the directors of the Purchaser immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Purchaser immediately prior to the Effective Time shall become the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


     1.7  WARRANTS.  Parent shall not assume or continue any outstanding
          --------
warrants to purchase shares of Company Common Stock (the "Warrants"). The
                                                          --------
parties hereto shall take all appropriate action to provide that, at or following the Effective Time, each holder of an outstanding Warrant shall be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Price over the per share exercise price of such Warrant and
(ii) the number of Shares subject to such Warrant which are exercisable immediately prior to the Effective Time.


     1.8  OPTIONS.  The Company Common Stock options shall be treated as set
          -------
forth in Section 5.5.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

     Parent and the Purchaser hereby jointly and severally represent and warrant to the Company that, except as and to the extent set forth in a Disclosure Schedule (the "Parent Disclosure Schedule") delivered to the Company on or prior
               --------------------------
to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Article II, which Disclosure Schedule shall identify exceptions by specific Section references:

     2.1  CORPORATE ORGANIZATION.
          ----------------------

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has not engaged in any business since it was incorporated other than in connection with the transactions contemplated by this Agreement. Parent owns all of the outstanding capital stock of the Purchaser.

     2.2  AUTHORITY.  Each of Parent and the Purchaser has the full
          ---------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Parent and the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to consummate the transactions so contemplated (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the
DGCL). This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by principles or public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.3  CONSENTS AND APPROVALS; NO VIOLATION.  Neither the execution
          ------------------------------------
and delivery of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective charter documents, or (ii) assuming compliance with the matters referred to in clause (iii) below, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other agreement, instrument, obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser, or to which either of them or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a material adverse effect on Parent and its subsidiaries taken as a whole or prevent or materially delay consummation of the Merger, or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental Entity"), except (A) pursuant to the Exchange Act, (B)
            -------------------
filing of a certificate of merger pursuant to the DGCL, (C) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination or expiration of the waiting periods thereunder,
 -------
(D) filings required under applicable antitrust laws of any foreign country, (E) filings necessary to comply with state securities or "blue sky" laws, or (F) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries taken as a whole or prevent or materially delay consummation of the Merger.

     2.4  BROKERS AND FINDERS.  Neither Parent nor the Purchaser has
          -------------------
employed any broker or finder or incurred any liability for any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     2.5  FINANCING.  The Purchaser has or will have, prior to the Effective
          ---------
Time of the Merger, sufficient cash or cash-equivalent funds available to consummate the Merger and the transactions contemplated thereby and to pay related fees and expenses.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company hereby represents and warrants to Parent and the Purchaser that, except as and to the extent set forth in a Disclosure Schedule (the "Company Disclosure Schedule") delivered to Parent on or prior to the date
-----------------------------
hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Article III, which Disclosure Schedule shall identify exceptions by specific Section references:

     3.1  CORPORATE ORGANIZATION.  Each of the Company and its Subsidiaries is a
          ----------------------
corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified or licensed would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect"
                                                    -----------------------
means any change,
event or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and its Subsidiaries taken as a whole. The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents), each as amended to the date hereof. The Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents) made available are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or comparable) governing documents.

     3.2  CAPITALIZATION.  The authorized capital stock of the Company consists
          --------------
of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of the date hereof
                                   ---------------
(i) 7,595,009 shares of Company Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 3,500,161 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of Company Common Stock ("Stock Options"),
                                                                -------------
(iv) 100,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Warrants, and (v) no shares of Company Common Stock were held by the Company in its treasury. As of the date hereof, 1,393,000 shares of Company Common Stock were available for issuance under the Company's 1998 Nonqualified Stock Option Plan, 404,895 shares of Company Common Stock were available for issuance under the Company's 1996 Stock Option Plan, and no shares of Company Common Stock were available for issuance under the either of the Company's 1995 Employee Plan or the Company's 1995 Incentive Plan (the foregoing Stock Option Plans are referred to, collectively, as the "Company Stock Option
                                                          --------------------
Plans").  As of the date hereof, 89,725 shares of Company Common Stock were
-----
available for issuance under the Company's Employee Stock Purchase Plan. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which the Company or its assets is bound. Each of the outstanding shares of Capital Stock or other securities of each of the Company's Subsidiaries directly or indirectly owned by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). Except as disclosed in this Section 3.2 or Section 3.2 of the Company Disclosure Schedule, there are no shares of capital stock of the Company issued or outstanding, and except for the Stock Options and the Warrants, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character (including, without limitation, rights which will or could become exercisable as a result of this Agreement or any transaction contemplated hereby) relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.


     3.3  SUBSIDIARIES.  Section 3.3 of the Company Disclosure Schedule contains
          ------------
a correct and complete list of each of the Company's Subsidiaries, the jurisdiction where each of such Subsidiaries is organized and the percentage of outstanding capital stock of such Subsidiaries that is directly or indirectly owned by the Company. The Company or another Subsidiary of the Company owns its shares of the Capital Stock of each Subsidiary of the Company free and clear of all liens, claims and encumbrances. Section 3.3 of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of $500,000 or more or which represents a 5% or greater ownership interest in the subject of such investment made by the Company or any of its Subsidiaries in any other Person other than the Company's Subsidiaries ("Other
                                                                         -----
Interests"). The Other Interests are owned by the Company, by one or more of the
---------
Company's Subsidiaries or by the Company and one or more of its Subsidiaries, in each case free and clear of all liens, claims and encumbrances. For purposes of this Agreement, (i) the term "Subsidiary" shall mean any corporation,
                              ----------
partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the capital stock, partnership interests, member interests or other ownership interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity, and (ii) "Capital Stock" shall mean common stock, preferred stock,
                        -------------
partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof, and (iii) the term "Person" shall mean an individual,
                                        ------
corporation (including not-for-profit), partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, Governmental Entity or other legal entity.

     3.4  AUTHORITY. The Company has all necessary corporate power and authority
          ---------
to enter into this Agreement and the License Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the license Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Common Stock of the Company, and the filing and recordation of the appropriate merger documents as required by the DGCL). Each of this Agreement and the License Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by Parent and the Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by principles or public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.5  CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and
          ------------------------------------
delivery of this Agreement and the License Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby will (i) (assuming stockholder approval of the Merger as described in Section
3.4 is obtained) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, or (ii) except as set forth in Section 3.5 of the Company Disclosure Schedule, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, consent, approval, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or to which the Company, its Subsidiaries or any of their properties or assets may be subject, except for such violations, conflicts, breaches, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect or prevent or materially delay consummation of the Merger, or (iii) except as set forth in Section 3.5 of the Company Disclosure Schedule, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to the Exchange Act, (B) filing of a certificate of merger pursuant to the DGCL, (C) filings under the HSR Act and the termination or expiration of the waiting periods thereunder, (D) filings required under applicable antitrust laws of any foreign country, (F) filings necessary to comply with state securities or "blue sky" laws, or (G) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not have a Material Adverse Effect or prevent or materially delay consummation of the Merger.

     3.6  BROKERS AND FINDERS. Except for the Financial Advisor and the fees
          -------------------
payable by the Company to such firm described in an engagement letter dated April 27, 1998, a complete and correct copy of which has been provided to Parent on or prior to the date hereof, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     3.7  CONDUCT OF BUSINESS.
          -------------------

          (a) The business of the Company, as presently conducted, is not being conducted in default or violation of any term, condition or provision of (i) its respective charter or bylaws, or (ii) except as set forth in Section 3.7 of the Company Disclosure Schedule, any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, excluding from the foregoing clauses (ii) and (iii) defaults or violations that could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company has all licenses, permits, orders or approvals of, and has made all required registrations with, all Governmental Entities that are material to the conduct of the business of the Company (collectively, "Permits"). All Permits are in full force and effect, no material violations
 -------
are or have been recorded in respect of any Permit, and no proceeding is pending or threatened to revoke or limit any Permit.

          (c) The Company has not received any written communication from a Governmental Entity that alleges that the Company is not in compliance with any Environmental Law (as defined below). There are no environmental materials or conditions, including on-site or off-site disposal or releases of Hazardous Materials (as defined below), that could reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term "Environmental
                                                               -------------
Laws" means any applicable treaties, laws, regulations, enforceable
----
requirements, orders, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (A) pollution or protection of the environment or (B) the generation, storage, use, handling, disposal or transportation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Resource Conservation
                                  -- ---     ------
and Recovery Act, as amended, 42 U.S.C.  Section 6901 et seq., the Federal Water
                                                      -- ---
Pollution Control Act, as amended, 33 U.S.C.  Section 1251 et seq., the Clean
                                                           -- ---
Air Act of 1970, as amended, 42 U.S.C.  Section 7401 et seq., the Toxic
                                                     -- ---
Substances Control Act of 1976, 15 U.S.C.  Section 2601 et seq., the Hazardous
                                                        -- ---
Materials Transportation Act, 49 U.S.C.  Section 1801 et seq., and any similar
                                                      -- ---
or implementing federal, foreign, state or local law, and all amendments or regulations promulgated thereunder; and the term "Hazardous Materials" means all
                                                  -------------------
explosive or regulated radioactive materials or substances, biological hazards, genotoxic or mutagenic hazards, hazardous or toxic substances, medical wastes or other wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R.
Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.


     3.8  SEC DOCUMENTS. The Company has filed all required reports, schedules,
          -------------
forms, statements and other documents with the SEC since December 31, 1996. All reports, schedules, forms, statements and other documents filed with the SEC since December 31, 1997 (the "SEC Documents") complied in all material respects
                              -------------
with the requirements of the Securities Act of 1933, as amended (the "Securities
                                                                      ----------
Act"), or the Exchange Act, as the case may be, and the rules and regulations of
---
the SEC promulgated thereunder applicable to such SEC Documents, and, at the time of filing, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Company Financial
                                                              -----------------
Statements") comply as to form in all material respects with applicable
----------
accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to be material). Except as and to the extent set forth on the balance sheet of the Company on April 30, 1998, including the notes thereto, or the Company Disclosure Schedule, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since April 30, 1998 which could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of all of the SEC Documents and all amendments and modifications thereto, as well as, to the extent any shall exist, all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     3.9  LITIGATION.
          ----------

          (a) Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or the License Agreement or that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or the License Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement or the License Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries having, or that could reasonably be expected to have, any such effect. No Governmental Entity has at any time challenged or questioned in a writing delivered to the Company the legal right of the Company to design, manufacture, offer or sell any of its products in the present manner or style thereof.

          (b) Neither the Company nor any of its Subsidiaries has ever been notified in writing that it has been subject to an audit, compliance review, investigation or like contract review by the office of the Inspector General of the U.S. General Services Administration or any other Governmental Entity or agent thereof in connection with any government contract (a "Government Audit").
                                                             ----------------
To the Company's knowledge, no Government Audit is threatened, and in the event of any such Government Audit, to the knowledge of the Company, no basis exists for a finding of noncompliance with any material provision of any government contract or for a material refund of any amounts paid or owed to the Company or any of its Subsidiaries by any Governmental Entity pursuant to such government contract. For each item disclosed in the Company Disclosure Schedule pursuant to this Section 3.9, a true and complete copy of all material correspondence and documentation with respect thereto has been made available to Parent.

     3.10  LABOR AGREEMENTS AND ACTIONS.
           ----------------------------

          (a) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike, unfair labor practice complaint or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. The Company has not experienced any material work stoppage or other material labor difficulty.

          (b) Except as set forth in Section 3.10 of the Company Disclosure Schedule, the employment of each officer and employee of the Company is terminable at the will of the Company, and the Company has not entered into any oral or written agreements with any of its officers or employees that provide for severance or termination pay or acceleration of vesting on stock options or restricted stock. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company is not a party to any agreement, contract or arrangement with any officer or employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement.

          (c) The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company has conducted all employee terminations and reductions in force in accordance with Company policy and in compliance with all applicable laws, including but not limited to the Worker Adjustment and Retraining Notification Act ("WARN"). Except as set forth in Section 3.10 of
                              ----
the Company Disclosure Schedule, there are no, and have not been any, claims against the Company, or to the Company's knowledge, threatened against the Company, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor to the knowledge of the Company, is there any basis for any such claim. There are no pending claims against the Company under any workers' compensation plan or policy or for long term disability. There are no pending or, to the knowledge of the Company, threatened wage claims against the Company, and there are no other proceedings pending or, to the knowledge of the Company, threatened against the Company, by any employee or former employee.

          (d) The Company is not aware that any executive officer intends to terminate such officer's employment with the Company, nor does the Company have any present intention to terminate the employment of any executive officer. Each executive officer of the Company is currently devoting 100% of his or her business time attending to the affairs of the Company.


     3.11  CERTAIN AGREEMENTS AND EMPLOYEE BENEFIT PLANS.
           ---------------------------------------------

          (a) Section 3.11(a) of the Company Disclosure Schedule contains a true and complete summary or list of, or otherwise describes, (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are maintained,
                                          -----
contributed to or sponsored by the Company or any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an

"ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the
----------------
Code, for the benefit of any current or former employee, officer or director of the Company or an ERISA Affiliate, (ii) each loan to a non-officer employee and loans to officers and directors of the Company, (iii) all bonus, stock option, stock purchase, restricted stock, phantom stock, or stock appreciation right plans, programs or arrangements, (iii) all incentive, deferred compensation, supplemental retirement, savings, profit sharing, or severance plans, programs or arrangements, (iv) all sabbatical, employee relocation, vacation, cafeteria benefit (Code Section 125), dependent care benefit (Code Section 129), life or accident insurance, disability, medical, dental, vision or any other fringe or benefit plans, programs or arrangements, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of the Company, as to which (with respect to any of items
(i) through (v) above) any obligation or potential liability is borne by the Company (together, the "Company Employee Plans").
                        ----------------------

          (b) The Company has delivered to Parent a true and complete copy of each of the written Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents and written description of any unwritten Company Employee Plan, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the most recently filed Form 5500, the most recently prepared actuarial report and financial statement and the most current summary of material modifications. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation with respect to which the remedial amendment period under Section 401(b) of the Code has expired, or has applied to the Internal Revenue Service for such a determination letter prior to the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for a determination letter and to make any amendments necessary to obtain a favorable determination. The Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and, to the knowledge of the Company nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

          (c) With respect to each Company Employee Plan, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, (ii) each Company Employee Plan in all material respects has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all applicable statutes, rules and regulations (including ERISA and the Code), (iii) the Company (or, as appropriate, an ERISA Affiliate) has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to participants and beneficiaries required to be filed, distributed or posted, (iv) no suit, administrative proceeding, action or other litigation has been brought, or is pending or anticipated or to the knowledge of the Company is threatened against such Company Employee Plan (excluding claims for benefits incurred in the ordinary course of plan administration), including any audit or inquiry by the Internal Revenue Service or United States Department of Labor, (v) the Company and each ERISA Affiliate have performed all material obligations required to be performed by them and are not in any material respect in default under or in violation of, and have no knowledge of any material default or violation of, such Company Employee Plan, (vi) neither the Company nor any ERISA Affiliate, nor any officer or director of any of them, has incurred any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA, (vii) all contributions required to be made by the Company or any ERISA Affiliate have been made on or before their due dates, (viii) such Company Employee Plan is not covered by, and neither the Company nor any ERISA Affiliate has incurred or expects to incur any material liability under, Title IV of ERISA or Section 412 of the Code, (ix) neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA; and (x) except as disclosed in Section 3.11(c) of the Company Disclosure Schedule, there has been no termination or partial termination of such Company Employee Plan within the meaning of Section 411 of ERISA which would require the acceleration of vesting of any benefits under such Company Employee Plan pursuant to Section 411 of ERISA, except with respect to benefits for which contributions have already been made by the Company to such Company Employee Plan.

          (d) With respect to each Company Employee Plan, the Company has in all material respects complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable
  -----
requirements of the Family and Medical Leave Act of 1993 ("FMLA") and the
                                                           ----
regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary
                                                       -----
regulations thereunder. Except as disclosed in Section 3.11(d) of the Company Disclosure Schedule, no employee or former employee of the Company or any qualifying beneficiary thereof is currently receiving or is qualified to elect COBRA coverage with respect to a Company Employee Plan.

          (e) Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, with respect to each Company Employee Plan, there has been no amendment to, written interpretation announcement (whether or not written) or express or implied commitment by the Company or other ERISA Affiliate relating to, or change in participation, coverage or benefits under, such Company Employee Plan, other than a modification or change required by ERISA or the Code, which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Company financial statements. Except as set forth in
Section 3.11(e) of the Company Disclosure Schedule, the Company has made no express or implied commitment to create any liability with respect to or cause to exist any employee benefit plan, program or arrangement other than the Company Employee Plans, or to enter into any contract or agreement to provide compensation or benefits to any individual.

          (f) Section 3.11(f) of the Company Disclosure Schedule contains a true and correct list of each person who holds any stock option as of the date hereof, together with (i) the number of shares of Company Common Stock subject to such stock option, (ii) the date of grant of such stock option, (iii) the extent to which such stock option is currently vested and, to the extent such stock option is unvested, the vesting schedule, (iv) the exercise price of such stock option, (v) whether such stock option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and (vi) the expiration date of such stock option. Section 3.11(f) of
 ---
the Company Disclosure Schedule also sets forth the aggregate number of ISO's and nonqualified stock options outstanding as of the date hereof.

          (g) The Company is not a party to any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as required pursuant to
Section 411 of the Code.


     3.12  TAXES.
           -----

          (a) The Company (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes"), and (iii) have
                                                        -----
established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time.

          (b) No deficiencies for Taxes have been threatened or claimed by any taxing authority in respect of any tax returns filed by the Company (or any predecessor corporations). Neither the Company nor any predecessor corporation has executed or filed with any taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes. The Company is not currently being audited by any taxing authority nor has it received notice of a proposed audit pertaining to Taxes. There are no tax liens on any assets of the Company or any affiliate, except for Taxes not yet due and payable. The accruals and reserves for taxes reflected in the balance sheet of the Company as at April 30, 1998 are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

          (c) The Company neither is a party to, is bound by, nor has any obligation under any tax sharing or similar agreement.

          (d) The Company is not required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction, or (iii) any installment sale gain, where the inclusion in income would result in a Tax liability materially in excess of the reserves therefor. The Company has not given a consent under Section 341(f) of the Code. The Company is not, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. The Company does not own any property of a character which would give rise to any documentary, stamp or other transfer tax as a result of the transactions contemplated by this Agreement.

          (e) Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company is not a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the

Code, or under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, by reason of the transactions contemplated by this Agreement.

          (f) All independent contractors and consultants have been properly classified as independent contractors for the purposes of federal and applicable state income tax and tax withholding laws and laws applicable to employee benefits.

     3.13  ABSENCE OF CERTAIN CHANGES OR EVENTS. Since April 30, 1998, except
           ------------------------------------
as contemplated by this Agreement, set forth in Section 3.13 of the Company Disclosure Schedule or as disclosed in any Company SEC Document prior to July 31, 1998, the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Company Common Stock, or any redemption, purchase or other acquisition of any of its securities, (iii) any event or change in the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Company or any of its Subsidiaries,
(v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any of its Subsidiaries, or (ix) entry by the Company or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property other than non-exclusive licenses granted in the ordinary course of business consistent with past practice.

      3.14 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF
           --------------------------------------------------------------------
           EQUIPMENT.
           ---------

          (a) Neither the Company nor any of its Subsidiaries owns any real property.

          (b) All of the existing real property leases to which the Company or any of its Subsidiaries is a party have been previously delivered to Buyer.
Section 3.14(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased by the Company or any of its Subsidiaries. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim.

          (c) Except as set forth in Section 3.14 of the Company Disclosure Schedule, the Company and each of its Subsidiaries owns or has valid leasehold interests in all of its tangible properties and assets (real, personal and mixed) used in its business, free and clear of any liens (other than liens for Taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except as reflected in the Company Financial Statements and except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and that do not and are not reasonably likely to materially detract from the value, or interfere with the use of the property subject thereto or affected thereby. The Company has delivered to Buyer correct and complete copies of each lease identified in
Section 3.14(b) of the Company Disclosure Schedule and each such lease is valid and enforceable by the Company or a Subsidiary in accordance with its terms. Neither the Company nor any Subsidiary has received notice that, and, to the Company's knowledge, no circumstance exists which, with the passage of time or the giving of notice or both, could constitute a default under any such lease.

          (d) Each item of machinery and equipment owned or leased by the Company or any of its Subsidiaries is (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, ordinary wear and tear excepted, and (iv) regularly and properly maintained.

     3.15  INTELLECTUAL PROPERTY.
           ---------------------

          (a) The Company and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications for such patents, trademarks, trade names, service marks and copyrights, and all patent rights, trade secrets, schematics, technology, know-how, computer software and tangible or intangible proprietary information or material and other intellectual property or proprietary rights (collectively, "Intellectual Property") material
                                               ---------------------
to the conduct of its business as currently conducted, including without limitation all copyrights registered in the name of the Company or any of its Subsidiaries ("Company Intellectual Property"). The Company and each of its
               -----------------------------
Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of Company Intellectual Property that it considers confidential, and to maintain in confidence all trade secrets and confidential information that it presently owns or uses, except where the failure to own, license or possess legally enforceable rights to use such Company Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a material loss of benefits or a material loss to the Company's business.

              (i) Section 3.15(a)(i) of the Company Disclosure Schedule lists, as of the date hereof, all patents and patent applications and all trademarks, registered copyrights, trade names and service marks owned by, or licensed exclusively to, the Company or any of its Subsidiaries and which are currently used in connection with the business of the Company or its Subsidiaries, including the jurisdictions in which each item of such Company Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed.

              (ii) Section 3.15(a)(ii) of the Company Disclosure Schedule lists, as of the date hereof, all written licenses, sublicenses and other agreements to which Company or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Company Intellectual Property rights, including without limitation all object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User
                                                                        --------
Licenses"), and excluding licenses, sublicenses or other agreements with
--------
resellers, distributors, original equipment manufacturers and other third party intermediaries that grant non-exclusive rights to use or modify (for purposes of establishing program interfaces) and resell or sublicense object code which (I) did not in any individual case represent $500,000 or more of revenues to the Company in 1997 on a consolidated basis, (II) were in all material respects in the standard form of agreements provided by the Company to Parent, and (III) the Company has no reason to believe will be material to the Company's or any of its Subsidiaries' business or would reasonably be expected to result in a material loss to the Company.

              (iii) Section 3.15(a)(iii) of the Company Disclosure Schedule lists, as of the date hereof, all written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any such Subsidiary is authorized to use any third party Intellectual Property, including software ("Third Party Intellectual
                                                        ------------------------
Property") which is incorporated in any existing product or service of the
--------
Company or any of its Subsidiaries, or any material product or service currently under development ("Embedded Products").
                    -------------------

              (iv) Section 3.15(a)(iv) of the Company Disclosure Schedule lists, as of the date hereof, all written agreements or other arrangements under which the Company or any of its Subsidiaries has provided or agreed to provide source code of any product of the Company or any of its Subsidiaries to any third party.

              (v)    To the Company's knowledge after reasonable investigation,
Section 6.2(i) of the Company Disclosure Schedule lists all users of the Company's products or Company Intellectual Property that have not executed a license agreement with the Company relating to such use.

              (vi) Section 3.15(a)(vi) of the Company Disclosure Schedule lists all users of the Company's products or Company Intellectual Property that have the right granted by the Company to use any portion of the Company's products on a service bureau basis. Each of such listed users is obligated to pay the Company fees on a per server or per concurrent user basis with respect to the server software and on a per user basis with respect to the client software.

          The Company has made available to Parent correct and complete copies of all patents, registrations, applications (owned by the Company or any of its Subsidiaries), and all licenses, sublicenses and agreements referred to in this
Section 3.15(a), each as amended to date. Except for retail purchases of software, neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 3.15 of the Company Disclosure Schedule under the terms of this Section 3.15(a).

          (b) With respect to each item of Company Intellectual Property that the Company or any of its Subsidiaries owns: (i) other than common law trademarks, and subject to such rights as have been granted by the Company or any of its Subsidiaries under non-exclusive license agreements and joint development agreements entered into by the Company or any of its Subsidiaries (copies of which have previously been made available or disclosed in writing to Parent), the Company or its Subsidiaries possess all right, title and interest in and to such item; and (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction that materially interferes with the conduct of the Company's or any of its Subsidiaries' business as currently conducted.

          (c) Except as set forth in Section 3.15 of the Company Disclosure Schedule, with respect to each item of Third Party Intellectual Property listed in Section 3.15(a)(iii): (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company or such subsidiary, and, to the Company's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) neither the Company nor any of its Subsidiaries is in material breach or default thereunder, and, to the Company's knowledge, no other party to such license, sublicense or other agreement is in material breach or default thereunder, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or any of its Subsidiaries or permit termination, modification or acceleration thereunder by the other party thereto;
(iii) to the Company's knowledge, the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company or any of its Subsidiaries is a party or has been specifically named that materially interferes with the conduct of the Company's or any of its Subsidiaries' business as currently conducted, nor, to the Company's knowledge, subject to any other outstanding judgment, order, decree, stipulation or injunction that materially interferes with the conduct of the Company's or any of its Subsidiaries' business as currently conducted.

          (d) Except as set forth in Section 3.15 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has (i) been named in any suit, action or proceeding as to which it has been served with process which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or (ii) received any written notice alleging any such claim of infringement or misappropriation. The Company has made available to Parent correct and complete copies of all such suits, actions or proceedings or written notices. To the Company's knowledge, except as set forth in Section 3.15 of the Company Disclosure Schedule, the manufacturing, marketing, licensing or sale of the products or the performance of the services offered by the Company and its Subsidiaries do not currently infringe, and have not infringed, any Intellectual Property right of any third party (other than patent rights) or, to the Company's knowledge, any patent rights of third parties; and, to the knowledge of the Company, none of the Company Intellectual Property rights are being infringed by activities, products or services of any third party.

          (e) Except as set forth in Section 3.15 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company nor any of its Subsidiaries to be in violation or default under any license, sublicense or other agreement relating to Intellectual Property, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, nor limit in any way the Company's or any of its Subsidiaries' ability to conduct its business or use or provide the use of Company Intellectual Property or any Intellectual Property rights of others, which violation, default, termination, modification or limitation would reasonably be expected, individually or in the aggregate, to result in a material loss of benefits or material loss to the Company.

          (f) Except for Embedded Products for which the Company has valid non-exclusive licenses which are disclosed in Section 3.15 of the Company Disclosure Schedule and which are adequate for each of the Company's and its Subsidiaries' businesses as presently conducted, and except for usual and customary rights retained by the United States government with respect to Intellectual Property developed under research contracts with the Federal government (the "Retained
                                                                     --------
Fed Rights"), the Company is the sole and exclusive owner or the licensee of,
----------
with all right, title and interest in and to all Company Intellectual Property (free and clear of any liens or encumbrances), and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use and distribution thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property is being used, except where the failure to have such rights would not reasonably be expected to result in a material loss of benefits or loss to the Company. To the Company's knowledge, the United States government has never exercised, and the Company has no notice that the government intends to exercise, its rights to use or provide to others the use of the Retained Fed Rights with respect to any Company Intellectual Property in a manner that would be material to the Company's non-governmental business. The Retained Fed Rights do not materially interfere with the conduct of the Company's business.

          (g) The Company has made available to Parent copies of the Company's and each of its Subsidiaries' standard forms of End-User Licenses. Except as disclosed in Section 3.15 of the Company Disclosure Schedule (which describes the material variations from the standard form of End-User License), as of the date hereof, neither the Company nor any of its Subsidiaries has entered into any End-User Licenses which contain terms materially different than as set forth in the standard forms of such agreements made available to Parent.

          (h) The Company and each of its Subsidiaries has taken reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Company Intellectual Property. All officers, employees and consultants of the Company or any of its Subsidiaries who have access to proprietary information or Company Intellectual Property have executed and delivered to the Company or such Subsidiary an agreement regarding the protection of proprietary information and the assignment to the Company or any of its Subsidiaries of all Intellectual Property arising from the services performed for the Company or any of its Subsidiaries by such persons. To the Company's knowledge, no current or prior officers, employees or consultants of the Company or any of its Subsidiaries claim any ownership interest in any material Company Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to the Company or any of its Subsidiaries, or otherwise. Except as set forth in Section 3.15 of the Company Disclosure Schedule and except for the Embedded Products, all Company Intellectual Property has been developed by employees of the Company or its Subsidiaries, within the course and scope of their employment.

          (i) To the Company's knowledge, there are no defects in the Company's or any of its Subsidiaries' software products, and there are no errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's or any of its Subsidiaries' software products (collectively, the "Design Documentation"), which defects or errors would
                    --------------------
reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The occurrence in or use by the computer software products currently sold by the Company or any of its Subsidiaries, of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the
                               ----------------
performance of the software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing) and such software will create, sort and generate output data related to or including Millennial Dates without errors or omissions.

          (j) No government funding or university or college facilities were used in the development of the Company's or any of its Subsidiaries' software products and such software was not developed pursuant to any contract or other agreement with any person or entity except pursuant to contracts or agreements listed in Section 3.15 of the Company Disclosure Schedule.

          (k) Section 3.15 of the Company Disclosure Schedule lists all material warranty claims (including any pending claims) related to the Company's or any of its Subsidiaries' products and the nature of such claims, except for customary product support and maintenance, that are pending or were made within the past twelve months. Except as set forth in Section 3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any material oral or written representations or warranties with respect to its products or services.

          (l) Except as set forth in Section 3.15 of the Company Disclosure Schedule, the Company and its Subsidiaries have been and are in compliance with the Export Administration Act of 1979, as amended, and all regulations promulgated thereunder.

          (m) As part of the Company Disclosure Schedule, the Company has provided Parent a list (including names, addresses, contact names, telephone numbers as well as the termination date and next renewal date of the agreement), which is complete in all material respects, of all agreements or other arrangements pursuant to which the Company or any Subsidiary is obligated to provide support services (such agreements, as supplemented below, are referred to collectively as the "Maintenance Agreements"). The versions of the products
                        ----------------------
currently supported by the Company or any Subsidiary are set forth in the Company Disclosure Schedule. Prior to the Closing, the Company will supplement the Company Disclosure Schedule with any addresses, contact names and telephone numbers omitted from the initial Company Disclosure Schedule to include all Maintenance Agreements entered into between the date hereof and the Closing.
Section 3.15(m) of the Company Disclosure Schedule sets forth and indicates the agreements with source code escrow provisions relative to the Company's products.

          (n) The Company and Activox are parties to a distribution agreement dated January 1, 1998 under which the distribution rights granted to Activox become nonexclusive in the event that Activox does not pay at least $760,000 in royalties to the Company during 1998. Through the date hereof, such royalties equal $75,000. The Company and NCR (Hellas) S.A. are parties to a distribution agreement dated October 1, 1997 which expires on October 1, 1998. The Company is not a party to an agreement, and is not obligated to become a party to an agreement, under which Baystone will acquire rights to the source code for any of the Company's products.

          (o) The statements made in the Memorandum dated August 18, 1998 from Marcus Heth to Paul Zoukis, a copy of which has been provided to Parent, do not contain any untrue statement of a material fact.

     3.16  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth in
           -------------------------------------
Section 3.16 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by:

          (a) any written or oral consulting agreement, contract or commitment with any independent contractor or consultant other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days' notice without liability or financial obligation, or any written or oral consulting agreement, contract or commitment with any independent contractor or consultant under which any benefits of which are contingent upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement;

          (b) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business; and any commitment of the Company to honor or make any payment under any such indemnification arrangement;

          (c) any agreement, contract or commitment containing any covenant (i) limiting in any respect the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person or (ii) granting any exclusive distribution rights;

          (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's Subsidiaries;

          (e) any joint marketing or development agreement currently in force under which the Company or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any material agreement pursuant to which the Company or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

          (f) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology except as a distributor in the normal course of business; or

          (g) any loan, note, indenture or other instrument evidencing indebtedness in excess of $100,000.

          Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to any of the agreements, contracts or commitments to which the Company or any of its Subsidiaries is a party or by which any of them are bound that are required to be disclosed in the Company Disclosure Schedule pursuant to Section 3.15 or this Section 3.16 ("Company Contracts") is, as of
                                                -----------------
the date hereof, in breach, violation or default under (other than as a result of the insolvency of the Company), any Company Contract, except for breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect. Except as set froth in Section 3.16 of the Company disclosure Schedule, neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Company Contract in such a manner as would permit any other party to cancel or terminate such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     3.17  PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Except as set
           -------------------------------------------------
forth in Section 3.17 of the Company Disclosure Schedule, each current and former employee, consultant and officer of the Company and each of its Subsidiaries has executed an agreement with the Company or a Subsidiary regarding confidentiality and proprietary information substantially in the form or forms delivered to Parent. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company and each of its Subsidiaries has used and will use reasonable efforts to prevent any such violation. All consultants to or vendors of the Company and each of its Subsidiaries with access to confidential information of the Company or any of its Subsidiaries are parties to a written agreement substantially in the form or forms provided to Parent under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company and its Subsidiaries. The Company is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

     3.18 NO CONFLICT OF INTEREST.  Except as expressly disclosed in the
          -----------------------
SEC Documents, neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the officers or directors of the Company or any of its Subsidiaries, or any members of their immediate families, directly or indirectly, are indebted to the Company or any of its Subsidiaries or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, except that officers, directors and/or stockholders of the Company and its Subsidiaries may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that compete with the Company and its Subsidiaries. To the Company's knowledge, none of the officers or directors of the Company or any of its Subsidiaries or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.19 TAKEOVER STATUTES INAPPLICABLE.  No "fair price," "moratorium,"
          ------------------------------
"control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to the Company, any Subsidiary of
         ----------------
the Company, the Shares, the Merger or any of the other transactions contemplated by this Agreement. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company approving the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL.

                                   SECTION IV

                      COVENANTS OF THE COMPANY AND PARENT

     4.1  CONDUCT OF BUSINESS OF THE COMPANY.  Except with the prior written
          ----------------------------------
consent of Parent, as contemplated by this Agreement or as set forth in Section
4.1 of the Company Disclosure Schedule, during the period commencing on the date of this Agreement and continuing until the first to occur of the Effective Time or the termination of this Agreement in accordance with its terms, the Company and each of its Subsidiaries shall conduct its operations in the ordinary and usual course consistent with past practice, and the Company and each of its Subsidiaries will endeavor to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, contractors, distributors, licensors, licensees, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly do, or propose to do, any of the following, without the prior written consent of Parent:

          (a) Declare or pay any dividends on or make any other distribution in respect of any of its capital stock;

          (b) Split, combine or reclassify any of its capital stock or issue or authorize any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of its capital stock;

          (c) Issue, deliver, encumber, sell or purchase any shares of its capital stock or any securities convertible into, or warrants, options or other rights of any kind to acquire, any such shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (other than the issuance of Company Common Stock upon the exercise of outstanding Stock Options and Warrants);

          (d) Amend or otherwise change its Certificate of Incorporation or Bylaws (or other comparable organizational document);

          (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (f) Sell, lease, license or otherwise dispose of any of its assets (including the Company Intellectual Property), other than End-User Licenses in the ordinary course of business consistent with its past practice;

          (g) Incur, assume or pre-pay any indebtedness for borrowed money, guarantee any indebtedness or obligation of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, (ii) pursuant to existing credit facilities in the ordinary course of business, or (iii) as contemplated by this Agreement;

          (h) Enter into or amend any contract or agreement other than in the ordinary course of business consistent with past practice;

          (i) Authorize any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $500,000 for the Company and its Subsidiaries taken as a whole;

          (j) Increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practice in salaries or wages of employees of the Company or its Subsidiaries who are not officers of the Company or its Subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company or any of its Subsidiaries;

          (k) Take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to cash management, the payment of accounts payable and the collection of accounts receivable, except as required by law);

          (l) Make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, or execute or file with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes;

          (m) Amend or modify the warranty policy of the Company or any Subsidiary;

          (n) Pay, discharge, satisfy, settle or compromise any suit, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company's balance sheet dated as of April 30, 1998 as filed by the Company with the SEC in its Annual Report on Form 10-K for its fiscal year ended April 30, 1998 or subsequently incurred in the ordinary course of business and consistent with past practice;

          (o) Take any action that would result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied;

          (p) Enter into, amend or extend any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of the Company's or any Subsidiary's products or products licensed by the Company or any Subsidiary, other than agreements, extensions or amendments that grant non-exclusive rights to such third parties and provide for termination by the Company or any Subsidiary for convenience on not more than 60 days' notice;

          (q) Materially revalue any of its assets (other than the booking of reserves in the ordinary course of business and consistent with past practices) or, except as required by a change in law or in generally accepted accounting principles or the rules of the SEC, make any change in accounting methods, principles or practices, including inventory accounting practices;

          (r) Materially accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

          (s) Materially delay or accelerate payment of any account payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business; or

          (t) Cancel or terminate any material insurance policy naming it as a beneficiary or a loss payable payee or permit any such policy to lapse (it being understood that the Company and any Subsidiary may renew any insurance policy in effect as of the date of this Agreement).

     4.2  STOCKHOLDER MEETING; PROXY MATERIAL.
          -----------------------------------

          (a) The Company shall cause a meeting of its stockholders (the "Stockholders' Meeting") to be duly called and held as soon as reasonably
----------------------
practicable for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall, subject to the terms of Section 4.3(b), recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) shall promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) shall, subject to the fiduciary duties of its Board of Directors as advised by counsel, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (v) shall otherwise comply with all legal requirements applicable to such meeting.

          (b) The Company agrees that the proxy statement to be provided to stockholders of the Company in connection with the Stockholders' Meeting (together with the amendments and supplements thereto, the "Proxy Statement")
                                                            ---------------
and all amendments thereof and supplements thereto shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of
(i) first mailing thereof or (ii) the Stockholders' Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or any affiliates or representatives of Parent or the Purchaser for inclusion in the Proxy Statement.

          (c) Parent and the Purchaser agree that none of the information supplied by Parent or the Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement and all amendments thereof and supplements thereto shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of (i) first mailing thereof or (ii) the Stockholders' Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.3  THIRD PARTY ACQUISITIONS.
          ------------------------

          (a) The Company agrees that neither it, nor any of its Subsidiaries, nor any of the employees, officers, directors or stockholders of the Company or any of its Subsidiaries shall, and the Company shall direct and cause the agents and representatives (including its Financial Advisor or any other investment banker and any attorney or accountant retained by it (collectively, "Company
                                                                     -------
Advisors")) of it and each of its Subsidiaries not to, directly or indirectly,
--------
initiate, solicit, encourage or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in
Section 4.3(b) below). The Company further agrees that neither it, any of its Subsidiaries, nor any of the employees, officers, directors or stockholders of the Company or any of its Subsidiaries shall, and the Company shall direct and cause all Company Advisors not to, directly or indirectly, engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any Third Party (as defined in Section 4.3(b) below) relating to the proposal of a Third Party Acquisition, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition; provided, however,
                                                           --------  -------
that if at any time prior to the Effective Time, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof and that does not result from a breach of this
Section 4. 3, (x) furnish only such information with respect to the Company and its Subsidiaries to any such person pursuant to a customary confidentiality agreement as was delivered to Parent prior to the execution of this Agreement and (y) participate in the discussions and negotiations regarding such inquiry, proposal or offer. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing, and to promptly request each Third Party that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries, if any, to return to the Company all confidential information heretofore furnished to such Third Party by or on behalf of the Company. The Company shall take the necessary steps to promptly inform all Company Advisors of the obligations undertaken in this Section 4.3(a). The Company agrees to notify Parent promptly (and in any event within 24 hours) if (i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its Subsidiaries or any of the Company Advisors, (ii) any information about the Company or its Subsidiaries is requested from the Company, its Subsidiaries or any of the Company Advisors, or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company or any of the Company Advisors indicating, in each such case, in connection with such notice, the principal terms and conditions of any proposals or offers, including the identity of the offering party, and thereafter shall keep Parent informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

          (b) Except as permitted by this Section 4.3(b), the Board of Directors of the Company shall not withdraw its recommendation of the Merger and other transactions contemplated hereby or approve or recommend, or cause the Company or any of its Subsidiaries to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the preceding sentence, if the Board of Directors of the Company determines in its good faith judgment, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors may withdraw or alter its recommendation of the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below), but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the
                     ---------------------------
Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or entity making such Superior Proposal and (ii) if Parent does not, within three
(3) business days (or within two (2) business days with respect to any amendment to any Superior Proposal which was noticed at least three (3) business days prior to such amendment) after Parent's receipt of the Notice of Superior Proposal, make an offer which the Board of Directors of the Company determines in its good faith judgment (based on the advice of its Financial Advisor or another financial adviser of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided,
                                                                   --------
however, that the Company shall not be entitled to enter into any agreement with
-------
respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 7.1(e)(i).

          (c) For purposes of this Agreement, "Third Party Acquisition" means
                                               -----------------------
the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person or entity (which includes a "person" as such term is defined in Section

13(d)(3) of the Exchange Act) other than Parent, the Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 20% or
            -----------
more of the total assets of the Company (other than the purchase of the Company's products in the ordinary course of business); (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of 20% or more of the outstanding Shares; or (vi) the acquisition by the Company by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior
                                                                    --------
Proposal" means any bona fide proposal to acquire directly or indirectly, for
--------
consideration consisting of cash and/or securities, 100% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company by a majority vote determines in its good faith judgment (based on consultation with its Financial Advisor or another financial adviser of nationally recognized reputation) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person or entity making the proposal, including the availability of financing therefor) and more favorable to the Company's stockholders than the Merger.

     4.4  SECTION 203 OF THE DGCL.  From and after the date of this Agreement
          -----------------------
until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company will not approve any acquisition of shares of Company Common Stock by any person (other than Parent, the Purchaser or their respective affiliates) which would result in such person becoming an "interested stockholder" (as such term is defined in Section 203 of the DGCL) or otherwise become subject to Section 203 of the DGCL, unless such acquisition is related to a Superior Proposal and the Company has complied with Section 4.3 and, if applicable, Section 7.3.

     4.5  SEC REPORTS.  From and after the date of this Agreement until the
          -----------
earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company will timely file all reports required to be filed by it under the Exchange Act.

     4.6  INDEMNIFICATION.  Parent agrees that all rights to indemnification
          ---------------
existing in favor of directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation, By-Laws or the indemnification agreements listed in Section 4.6 of the Company Disclosure Schedule, with respect to matters occurring through the Effective Time (including the Merger), shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. Effective upon the Effective Time, to the fullest extent permitted by law Parent hereby assumes the Company's and the Surviving Corporation's obligations described in the prior sentence for a period of six years after the Effective Time. Notwithstanding the foregoing, this Section 4.6 shall not restrict the Company from amending its Certificate of Incorporation or By-Laws in any manner or consolidating with or merging into any other person so long as the indemnification obligations contained in such Certificate of Incorporation or By-Laws with respect to matters occurring through the Effective

Time are honored by the Company and Parent or their respective successors or assigns. In addition, if Parent, the Surviving Corporation or any of either of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this Section 4.6. Parent also agrees to use reasonable efforts to purchase an extension of the Company's existing director and officer insurance policy to be effective for a period of six years after the Effective Time; provided, however, that Parent shall not be obligated to spend more than $150,000.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  ACCESS TO INFORMATION.  Between the date of this Agreement and
          ---------------------
the Effective Time, the Company will afford to Parent and its authorized representatives for the transactions contemplated hereby reasonable access at all reasonable times to the officers, employees, agents, properties, offices and all other facilities, books and records of the Company as Parent may reasonably request. Additionally, the Company will permit Parent and its authorized representatives for the transactions contemplated hereby to make such inspections of the Company, each of its Subsidiaries and each of their operations at all reasonable times as it may reasonably require and will cause its officers, employees and agents to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and each of its Subsidiaries as Parent may from time to time reasonably request. No investigation pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. Parent agrees that any information furnished to it, its subsidiaries or its authorized representatives pursuant to this Section 5.1 will be subject to the provisions of the Confidentiality Agreement (as defined in Section 5.3).

     5.2  LEGAL CONDITIONS TO MERGER.
          --------------------------

          (a) The Company will take, and will cause each of its Subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Company or any of its Subsidiaries with respect to the Merger (including furnishing all information required under the HSR Act and under applicable antitrust laws of any foreign country) and will take, and will cause each of its Subsidiaries to take, all reasonable actions necessary to cooperate promptly with and furnish information to the Purchaser or Parent in connection with any such requirements imposed upon the Purchaser or Parent in connection with the Merger. The Company will take, and will cause each of its Subsidiaries to take, all reasonable actions necessary to obtain (and will take and cause to be taken all reasonable actions necessary to cooperate promptly with the Purchaser and Parent in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or any Subsidiary (or by the Purchaser or

Parent) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. In addition to the foregoing, prior to the Effective Time, the parties shall take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Merger and the other transactions contemplated by this Agreement, including any necessary consents and waivers.

          (b) The Purchaser and Parent will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger (including furnishing all information required under the HSR Act and under applicable antitrust laws of any foreign country) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Company in connection with any such requirements imposed upon the Company or any of its Subsidiaries in connection with the Merger. The Purchaser and Parent will take all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Company in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Purchaser or Parent (or by the Company or any of its Subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

          (c) Notwithstanding anything to the contrary in this Agreement, including without limitation Section 5.2(b), as a result of filings made with Governmental Entities pursuant to this Agreement, neither Parent nor any of its subsidiaries, nor the Company nor any of its Subsidiaries, shall be required to divest any of their respective businesses, product lines or assets, or agree to any other limitation with respect to its business.

     5.3  CONFIDENTIALITY AGREEMENT. The Company and Parent acknowledge that
          -------------------------
the existing confidentiality agreement between such parties (the
"Confidentiality Agreement") shall remain in full force and effect at all times
 -------------------------
prior to the Effective Time and after any termination of this Agreement, and such parties agree to comply with the terms of such Agreement.

     5.4  PUBLIC ANNOUNCEMENTS. The Purchaser, Parent and the Company will
          --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or any transaction contemplated hereby and shall not issue any such press release or make any such public statement except as they may mutually agree unless required so to do by law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc. The Company and Parent have agreed as to the form of joint press release announcing execution of this Agreement.

     5.5  COMPANY STOCK PLANS.
          -------------------

          (a) At the Effective Time, each option to purchase shares of Common Stock outstanding under the Company's 1998 Non-Qualified Stock Option Plan and 1996 Stock Plan shall terminate and each holder thereof shall receive in exchange for such termination a cash payment equal, subject to Section 5.5(f) below, to the excess of (i) Merger Price times the number of shares of Common Stock subject to such option which are vested and exercisable (including such number of shares that become vested and exercisable under the applicable option terms as a result of the transactions contemplated by this Agreement), over (b) the aggregate exercise price of such option. The fair market value of the Common Stock on the Effective Time shall be deemed to equal the Merger Price.

          (b) At the Effective Time, each option to purchase shares of Common Stock outstanding under the Company's 1995 Employee Stock Option Plan and 1995 Incentive Stock Option Plan (the "1995 Options") shall convert automatically
                                  ------------
into a right to receive upon exercise thereafter and subject to any continuing vesting provisions applicable to the option the Merger Price times the number of shares being exercised. No shares of Common Stock shall be issued upon exercise of the 1995 Options after the Effective Time.

          (c) At the Effective Time, each option outstanding under the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") shall terminate and the
                                        -------------
holder of each such option shall receive in exchange therefor a cash payment equal, subject to Section 5.5(f) below, to the excess of (a) the Merger Price times the number of shares of Common Stock that the holder's accumulated payroll deductions as of the Effective Time could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period (as defined in the Purchase Plan) and subject to the limitations imposed by the Purchase Plan (including the limitation that no option with respect to a single Payment Period be exercised for more than 250 shares of Common Stock), over (b) the product of such number of shares times the option price. The fair market value of the Common Stock at the Effective Time shall be deemed to equal the Merger Price.

          (d) Prior to the Effective Time, the Company shall take all actions (including if appropriate amending the terms of the Company Stock Option Plans and the Purchase Plan and obtaining the consent of holders of Stock Options or stock purchase rights) that are necessary to give effect to the transactions contemplated by Sections 5.5(a), (b) and (c).

          (e) The Company shall take all steps required to terminate the Company Stock Option Plans and the Purchase Plan immediately after the Effective Time.

          (f) Payments pursuant to Sections 5.5(a), (b) and (c) above shall be subject to any applicable tax withholding required under the Code, the rules and regulations thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Stock Options and/or stock purchase rights.

     5.6  CERTAIN EMPLOYEE BENEFITS MATTERS.  Employees of the Company at
          ---------------------------------
the Effective Time will be provided with employee benefit plans by the Surviving Corporation or Parent, except with respect to such Company Benefit Plans Parent determines that it will continue in effect. If any employee of the Company becomes a participant in any employee benefit plan, program, policy or arrangement of Parent or one of its subsidiaries, such employee shall be given credit for all service with the Company prior to the Effective Time to the extent permissible under the current terms of such plan, program, policy or arrangement or through an amendment of such plan, program, policy or arrangement at no cost in excess of $100,000 in the aggregate to Parent and without any requirement of obtaining approval of the Parent's stockholders. Parent also agrees to issue within a reasonable period of time after the Effective Time options to purchase shares of its Common Stock in amounts reasonably consistent with Parent's practices for employees on comparable levels as determined by Parent to the lesser of seventy percent of the employees listed in Schedule 6.2(k) hereto or the number of such employees that remain employees of the Surviving Corporation at the time of the grant of the stock options. Parent also will provide bonuses of $10,000 per employee to seventy percent of the employees listed in Schedule 6.2(k) hereto payable if such employees are employed by the Company one year after the Effective Time.

     5.7  NOTICE OF CERTAIN EVENTS.  The Company shall notify Parent, and
          ------------------------
Parent shall promptly notify the Company, of:

          (i) receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (iii) receipt of notice that any actions, suits, claims, investigations or proceedings have been commenced or, to the knowledge of the Company, threatened, against or involving the Company, any of its Subsidiaries or Parent, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or which relate to the consummation of the transactions contemplated by this Agreement;

          (iv) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it (and, in the case of Parent, of the Purchaser) contained in this Agreement to be untrue or inaccurate; and

          (v) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                               --------  -------
delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.8  OBLIGATIONS OF PURCHASER.  Parent will take all action necessary to
          ------------------------
cause the Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     5.9  VOTING OF SHARES.  Parent agrees to cause the Purchaser to vote
          ----------------
all Shares beneficially owned by it in favor of adoption of this Agreement and the Merger at the Stockholders' Meeting.

     5.10 EXPENSES.  Except as otherwise provided in Section 7.3, whether
          --------
or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     5.11 TAKEOVER STATUTES.  If any Takeover Statute is or may become
          -----------------
applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

                                   ARTICLE VI

                                   CONDITIONS

     6.1  CONDITIONS OF EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the affirmative vote or consent of the holders of a majority of the outstanding shares of Common Stock of the Company in accordance with the DGCL and the Certificate of Incorporation of the Company.

          (b) NO INJUNCTIONS OR RESTRAINTS.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, nor other legal restriction, restraint or prohibition, preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used
                    --------  -------
reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered.

          (c) REGULATORY CONSENTS.  The waiting period applicable to the
              --------------------
consummation of the Merger under the HSR Act and under any applicable foreign antitrust laws shall have expired or been terminated, and, other than filing the articles of merger, all filings with any Governmental Entity required to be made prior to the Effective Time by the Company or Parent or any of their respective subsidiaries, with, and all government consents required to be obtained prior to the Effective Time by the Company or Parent or any of their respective subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and the Purchaser shall have been made or obtained (as the case may be).

     6.2  CONDITIONS TO OBLIGATIONS OF  PARENT AND THE PURCHASER.  The
          ------------------------------------------------------
obligations of Parent and the Purchaser to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
warranties of the Company set forth in this Agreement (other than those relating to the License Agreement) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY.  The Company shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) SETTLEMENT AND COURT APPROVAL OF THE LAWSUITS.  The Company shall
              ----------------------------------------------
have obtained final court approval of the settlement of the Lawsuits on terms consistent with the Memorandum of Understanding Concerning Settlement Terms dated July 9, 1998 (the "Memorandum of Understanding"), and all rights to
                         ---------------------------
appeal, contest or modify the court's judgment approving the settlement and dismissing the Lawsuits shall have expired without any such rights having been exercised. In addition, the number of shares of the Company's Common Stock purchased by persons filing requests for exclusion from the settlement shall not exceed the number of shares set forth in the letter between Kevin J. O'Connor and Samuel P. Sporn, dated July 30, 1998, referred to in paragraph 15 of the Memorandum of Understanding. "Lawsuits" means the various putative securities
                               --------
class actions filed in the United States District Court for the Southern District of New York and the United States District for the Eastern District of Virginia, as follows: Thomas Esposito, et al. v. Versatility, Inc., et al. (S.D.N.Y.); Tammy Newsman v. Versatility, Inc., et al. (S.D.N.Y.); Sam Succar v. Versatility, Inc. et al. (S.D.N.Y.); Thomas K. Doyle v. Versatility, Inc. et al. (E.D. VA); and Steven Bowen v. Versatility, Inc. et al. (S.D.N.Y.).

          (d) EMPLOYEE RETENTION.  Each of Marcus Heth and seventy percent of
              ------------------
the employees of the Company listed in Section 6.2(d) of the Company Disclosure Schedule shall be employees of the Company as of the Effective Time and shall not have indicated in writing an intention to leave the employment of the Company.

          (e) DISSENTING SHARES.  The aggregate number of Shares held by
              -----------------
Dissenting Stockholders shall not be equal to or exceed ten percent of the outstanding Shares immediately prior to the Effective Time.

          (f) NO LITIGATION.  After the date hereof there shall not be
              -------------
instituted and continuing any action, suit or proceeding against the Company, Parent, Purchaser or any Indemnified Person (as defined below), by any Governmental Entity or any other person or persons, (i) directly or indirectly relating to the Merger or the License Agreement or any other transactions contemplated by this Agreement; (ii) who is or was a stockholder or stockholders of the Company, whether on behalf of such stockholder or stockholders, or in a derivative action on behalf of the Company; (iii) alleging infringement by the Company of intellectual property assets of any third party; or (iv) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. After the date hereof there shall not be threatened any action, suit or proceeding against the Company, Parent, Purchaser or any Indemnified Person (as defined below), by any Governmental Entity or any other person or persons which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. For purposes of this paragraph, without limitation, any action, suit or proceeding alleging infringement by the Company of intellectual property assets of any third party shall be considered to reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. "INDEMNIFIED PERSON" shall mean any director, officer, employee, consultant or other person that the Company is obligated to indemnify or hold harmless, whether under any law, rule, regulation, the Company's certificate of incorporation or bylaws, any agreement or otherwise.

          (g) NO ADVERSE CHANGE.  No event or events shall have occurred which
              -----------------
have caused or could reasonably be expected to cause a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          (h) OPINION.  Parent shall have received an opinion dated as of the
              -------
Closing Date from Tucker, Flyer & Lewis, counsel to the Company, or such other counsel as chosen by the Company and is reasonably acceptable to Parent, substantially in the form attached hereto as Exhibit D.

          (i) THIRD PARTY LICENSES.  The Company shall have obtained executed
              --------------------
license agreements on commercially reasonable terms from each of the entities listed in Section 6.2(i) of the Company Disclosure Schedule that has access to all or any portion of the Company's client server products.

          (j) BANK ACTIONS.  On or after the date hereof, Silicon Valley Bank
              ------------
shall not have notified the Company of its acceleration of any amounts due to Silicon Valley Bank or taken any other action to collect any such amounts or realize the benefit of any security interest in the Company's assets.

     6.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY.  The obligations of
          ----------------------------------------
the Company to effect the Merger are also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
warranties of Parent and the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND THE PURCHASER.  Each of
              ------------------------------------------------------
Parent and the Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                  ARTICLE VII

                                  TERMINATION

     7.1  TERMINATION.  This Agreement may be terminated and the Merger may be
          -----------
abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and the Purchaser;

          (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by either Parent or the Company if the Effective Time shall not have occurred on or prior to December 31, 1998; provided, however, that the
                                                -------- --------
right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party the failure of which (or the failure of the affiliates of which) to perform in any material respect any of its obligations under this Agreement results in the failure of any condition set forth in Article VI or if
                                                               ----------
the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty under this Agreement by such party;

          (d) by Parent if (i) prior to the Effective Time, (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of this Agreement, the Merger or any other transaction contemplated by this Agreement; (B) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company, taken no position with respect to, or failed to recommend against acceptance of a Third Party Acquisition; (C) the Company shall have entered into any definitive agreement with respect to a Third Party Acquisition; (D) the Company fails to confirm its recommendation of this Agreement, the Merger and transactions contemplated by this Agreement within five days of any written request by Parent that it do so; or (E) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or (ii) the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured within 20 days after the giving of written notice to the Company or shall have breached Section 4.3; or

          (e) by the Company if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the transactions contemplated by a Superior Proposal, provided that the Company
                                                  --------
shall have complied with the provisions of Section 4.3, including the notice provisions therein, and shall have made payment of the fee contemplated by
Section 7.3 below; or (ii) Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured within 20 days after the giving of written notice to Parent or the Purchaser, as applicable, except, in any case, for such breaches which are not reasonably likely to affect adversely Parent's or the Purchaser's ability to complete the Merger.

     7.2  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
          ---------------------
Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for intentional breach of any provision of this Agreement and except that the agreements contained in Sections 5.3, 5.10 and 7.3 and Article VIII shall survive the termination hereof.

     7.3  CERTAIN PAYMENTS.
          ----------------

          (a)  In the event that:

               (i) this Agreement is terminated pursuant to Section 7.1(d)(i) or Section 7.1(e)(i) and the Company was not entitled to terminate the Agreement pursuant to Section 7.1(e)(ii) at such time, or

               (ii) this Agreement is terminated pursuant to Section 7.1(c) or 7.1(d)(ii), the Company was not entitled to terminate the Agreement pursuant to
Section 7.1(e)(ii) at such time and the Company shall consummate a Third Party Acquisition with any person other than Parent or any of its affiliates before or within 12 months after the date of such termination, then, in any such event, the Company shall pay Parent promptly (but in no event later than 1 business day after the first of such events shall have occurred) (i) a fee of $360,000, plus
                                                                           ----
(ii) an amount equal to Parent's actual and reasonably documented out-of-pocket fees and expenses (not to exceed $200,000) incurred by Parent and the Purchaser in connection with the Merger, this Agreement and the consummation of the transactions contemplated hereby, all of which amounts shall be payable in immediately available funds (the "Termination Fee"). In the event that the
                                  ---------------
Company shall fail to pay any amounts owing pursuant to the foregoing when due, interest shall be paid on such unpaid amounts, commencing on the date such amounts became due, at a rate of 6% per annum. The Company acknowledges that the agreement contained in this Section 7.3 is an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3. In no event shall the Company be obligated to pay more than one termination fee and reimbursement of expenses pursuant to this Section 7.3.

          (b) The Termination Fee shall not be deemed to be liquidated damages, and the right to the payment of the Termination Fee shall be in addition to (and not a maximum payment in respect of) any other damages or remedies at law or in equity to which Parent or the Purchaser may be entitled as a result of an intentional breach of any term or provision of this Agreement or any Support Agreement.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  All
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, except for the agreements contained in Sections 4.6, 5.3, 5.5, 5.6, 5.8 and 5.10 and Articles I and VIII of this Agreement, each of which shall survive the Merger.

     8.2  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended
          ----------------------
or waived only with the written consent of the parties; provided, however, that
Section 4.6 may only be amended with the consent of each of the persons with rights to indemnification under Section 4.6. Any amendment or waiver effected in accordance with this Section 8.2 shall be binding upon the parties and their respective successors and assigns.

     8.3  SEVERABILITY. The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, and the application thereof, in any other jurisdiction.

     8.4  INTERPRETATION.
          --------------

          (a) The table of contents and Article, Section and subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, or Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

          (b) This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters addressed in this Agreement. Each of the parties has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

     8.5  ASSIGNMENT.  This Agreement shall not be assignable by operation of
          ----------
law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void; provided, however, that this Agreement shall be
                             --------  -------
assignable by any party after the Effective Time.

     8.6  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     8.7  TITLES AND SUBTITLES.  The titles and subtitles used in this
          --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.8  NOTICES.  Any notice required or permitted by this Agreement
          -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice in accordance with this Section 8.8:

               (a)  If to Parent or the Purchaser:

                    Oracle Corporation
                    500 Oracle Parkway
                    Redwood City, CA 94065
                    Attention: Daniel S. Cooperman, Senior Vice President, General Counsel and Secretary with a copy to:

                    Venture Law Group
                    A Professional Corporation
                    2800 Sand Hill Road
                    Menlo Park, CA  94025
                    Attn: Donald M. Keller, Jr.

               (b)  If to the Company:

                    Versatility Inc.
                    11781 Lee Jackson Memorial Highway
                    Seventh Floor
                    Fairfax, Virginia 22033
                    Attention: President

                    with a copy to:

                    Tucker, Flyer & Lewis
                    1615 L Street, N.W., Suite 400
                    Washington, DC  20036
                    Attn:  Jack L. Lewis

     8.9  ENTIRE AGREEMENT.  This Agreement (including the Schedules and
          ----------------
Exhibits), together with the Confidentiality Agreement, are the product of all of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     8.10 NO THIRD PARTY BENEFICIARIES.  This Agreement shall be binding
          ----------------------------
upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 4.6, 5.5 and 5.6 or the right to receive the consideration payable in the Merger pursuant to Article I, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     8.11 GOVERNING LAW.
          -------------

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     The parties have caused this Agreement and Plan of Merger to be signed by their respective duly authorized officers, all as of the date first written above.

                         ORACLE CORPORATION

                         By:    /s/  David J. Roux
                                -------------------------

                         Name:       David J. Roux
                                -------------------------

                         Title: Executive Vice President,
                                -------------------------
                                Corporate Development
                                -------------------------


                         AQX ACQUISITION CORPORATION

                         By:    /s/  David J. Roux
                                -------------------------

                         Name:       David J. Roux
                                -------------------------

                         Title: President and Chief
                                -------------------------
                                Executive Officer
                                -------------------------


                         VERSATILITY INC.

                         By:    /s/  Paul J. Zoukis
                                -------------------------

                         Name:       Paul J. Zoukis
                                -------------------------

                         Title: Chief Executive Officer
                                -------------------------

                                   EXHIBIT A

                           FORM OF SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT (this "Agreement") is made and entered into as of __________, 1998, by and between [PARENT], a Delaware corporation ("Parent"), and ________________ ("Seller").

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Parent, [PURCHASER] (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Parent, and [COMPANY], a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), relating to the merger (the "Merger") of the Purchaser with and into the Company (capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

     B. As of the date hereof, Seller beneficially owns directly __________ Shares (the "Owned Shares"); and

     C. As a condition to their willingness to enter into the Merger Agreement, Parent and the Purchaser have required that Seller agree, and, in order to facilitate the Merger, Seller is willing to agree to enter into the other agreements set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Agreement to Vote.
          -----------------

          1.1  Voting.  Subject to the provisions of Section 1.2 below, Seller
               ------
hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, Seller shall (a) vote all Shares beneficially owned by Seller in favor of the Merger; (b) vote such Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote such Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization or liquidation of the Company and its Subsidiaries; (iii) any change in the management or Board of Directors of the Company, except as otherwise agreed to in writing by Parent;
(iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business.

          1.2  Grant of Irrevocable Proxy; Appointment of Proxy.
               ------------------------------------------------

               (a) Seller hereby irrevocably grants to, and appoints David J. Roux and Daniel Cooperman, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, Seller's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Seller, to vote the Shares beneficially owned by Seller in favor of the Merger and otherwise as contemplated by Section 1.1.

               (b) Seller represents that any proxies heretofore given in respect of the Shares beneficially owned by Seller are not irrevocable, and that any such proxies are hereby revoked.

               (c) Seller understands and acknowledges that Parent is entering into the Merger Agreement in reliance, among other things, upon Seller's execution and delivery of this Agreement. Seller hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Seller under this Agreement. Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Seller hereby ratifies and confirms all that such proxies and attorneys-in-fact may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

          1.3  No Inconsistent Arrangements.  Seller hereby covenants and agrees
               ----------------------------
that, except as contemplated by this Agreement and the Merger Agreement, it shall not:

               (a) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares beneficially owned by Seller or any interest therein; provided, however, that Seller may transfer (i) the Shares beneficially owned
--------  -------
by Seller by will or intestacy, and (ii) up to 10% of the Shares beneficially owned by Seller as a bona fide gift or gifts, provided that prior to any such permitted transfer, each transferee shall agree in writing (in a form satisfactory to Parent) that such transferee will receive and hold such Shares beneficially owned by Seller subject to the provisions of this Agreement;

               (b) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares beneficially owned by Seller or any interest therein;

               (c) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Shares beneficially owned by Seller;

               (d) deposit the Shares beneficially owned by Seller into a voting trust or enter into a voting agreement or arrangement with respect to the Shares beneficially owned by Seller; or

               (e) take any other action that would make any representation or warranty of Seller hereunder untrue or incorrect.

          1.4  Waiver of Appraisal Rights.  Seller hereby waives any rights of
               --------------------------
appraisal or rights to dissent from the Merger that he may have under applicable law.

     2.   Expiration.  This Agreement shall terminate on the earlier of the
          ----------
Effective Time and the termination of the Merger Agreement in accordance with its terms.

     3.   Representation and Warranties.  Seller hereby represents and warrants
          -----------------------------
to Parent as follows:

          3.1  Title.  Seller has good and valid title to the Owned Shares and,
               -----
upon the acquisition thereof, will have good and valid title to any other Shares beneficially owned by Seller, in each case, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature and, upon the purchase of the Shares beneficially owned by Seller by the Purchaser, Seller will deliver good and valid title to the Shares beneficially owned by Seller, free and clear of any lien, charge, encumbrance or claim of whatever nature.

          3.2  Ownership of Shares.  On the date hereof, the Owned Shares are
               -------------------
owned of record or beneficially by Seller and, on the date hereof, the Owned Shares constitute all of the Shares owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Owned Shares, with no restrictions, subject to applicable federal securities laws, on Seller's rights of disposition pertaining thereto.

          3.3  Power; Binding Agreement.  Seller has the legal capacity, power
               ------------------------
and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

          3.4  No Conflicts.  Other than in connection with or in compliance
               ------------
with the provisions of the Exchange Act and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, encumbrance, pledge, charge or claim upon any of the properties or assets of Seller under, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his or her properties or assets are bound.

     4.   Additional Shares.  Seller hereby agrees, while this Agreement is in
          -----------------
effect, to promptly notify Parent of the number of any Shares acquired by Seller after the date hereof.

     5.   Further Assurances.  From time to time, at Parent's request and
          ------------------
without further consideration, Seller shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 of this Agreement.

     6.   Miscellaneous.
          -------------

          6.1  Entire Agreement; Assignment.  This Agreement (a) constitutes the
               ----------------------------
entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          6.2  Amendments.  This Agreement may not be modified, amended, altered
               ----------
or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.3  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given by hand delivery or telecopy or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Seller:

            [address]

     copy to:

            [address]

     If to Parent:

            [address]

     copy to:

            [address]

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          6.4  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          6.5  Specific Performance.  Seller recognizes and acknowledges that a
               --------------------
breach by him or her of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach, Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          6.6  Counterparts.  This Agreement may be executed in two
               ------------
counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

          6.7  Descriptive Headings.  The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          6.8  Severability.  Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          6.9  Non-Survival.  The representations and warranties made herein
               ------------
shall terminate upon the Effective Time, other than Seller's representation and warranty in Section 3.1, which shall survive the Merger.

     IN WITNESS WHEREOF, Parent and Seller have caused this Agreement to be duly executed as of the day and year first above written.



                                    PARENT:


                                    By:
                                       ---------------------------

                                    Name:
                                         -------------------------

                                    Date:
                                         -------------------------

                                    SELLER:


                                    By:
                                       ---------------------------

                                    Name:
                                         -------------------------

                                    Date:
                                         -------------------------